Exhibit 10.(A)

FORM OF NONQUALIFIED STOCK OPTION AWARD LETTER

Re:	Option granted under the Sterling Bancorp Stock Incentive Plan (the “Plan”)

Dear [Mr.][Ms.] ________________:

     This will confirm the terms of the Option granted to you on ___, under the Plan, by the Compensation Committee of the Board of Directors of Sterling Bancorp (this and other capitalized terms in this agreement have the meaning given them under the Plan, except where otherwise indicated):

     (1) The Option is to be a “nonqualified stock option” for a total of ___Shares, at an exercise price of $___ per share which shall become exercisable [as to ___% of the grant] on the [first][second] anniversary of the date of grant [, an additional ___% of the grant on the ___ anniversary of the date of grant] [, an additional ___% of the grant on the ___anniversary of the date of grant] [, an additional ___% of the grant on the ___anniversary of the date of grant] [and the remaining ___% of the grant on the ___anniversary of the date of grant] and shall remain exercisable for a term of ___years from the date of grant (subject, however, to earlier termination as provided in Section 9 of the Plan).

     (2) The Option may be exercised by written notice to Sterling Bancorp as to all Shares as to which it is then exercisable or as to any portion thereof (but not less than ___Shares) and the purchase price shall be payable in cash or any other property authorized pursuant to Section 8(a) of the Plan. The Option may be exercised only by you, subject to the right of your estate or legal representative to exercise to the extent permitted under the Plan.

     (3) The number of shares subject to the Option and the Option price shall be adjusted in accordance with the terms of Section 12 of the Plan.

     (4) You agree that you will not dispose of any Shares acquired pursuant to the Option except in accordance with the registration requirements of the Securities Act of 1933 (including the exemptions thereunder) and that the Board may condition the issuance of Shares on your execution of an appropriate undertaking to such effect and may require the legending of the certificates representing the Shares, as authorized by Section 20 of the Plan.

     (5) The terms of this Option Agreement are subject to those of the Plan, which shall control in the event of any conflict.

     Your signature will confirm your acceptance of the Option and the terms set forth above.

Very truly yours,

STERLING BANCORP

Accepted and Agreed: